Exhibit 99.5

DuPont Fabros Technology, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on September 13, 2017.

Vote by Internet

• Go to www.envisionreports.com/DFT

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories &

  Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

For	Against	Abstain	For	Against	Abstain

1.     To approve the business combination in

which DuPont Fabros Technology, Inc. merges with and into Penguins REIT Sub, LLC, a wholly owned subsidiary of Digital Realty Trust, Inc., with Penguins REIT Merger Sub, LLC surviving the merger, in connection with the Agreement and Plan of Merger, dated as of June 8, 2017, as may be amended from time to time, by and among Digital Realty Trust, Inc., Penguins REIT Sub, LLC, Digital Realty Trust, L.P., Penguins OP Sub 2, LLC, Penguins OP Sub, LLC, DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P.

☐	☐	☐

2.     To approve a non-binding advisory

proposal to approve certain compensation that may be paid or become payable to certain executive officers of DuPont Fabros Technology, Inc. in connection with the merger agreement and the other transactions contemplated thereby.

			☐	☐	☐	+
			For	Against	Abstain

3.     To approve one or more adjournments of

the special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposals to approve the business combination in which DuPont Fabros Technology, Inc. merges with and into Penguins REIT Sub, LLC, a wholly owned subsidiary of Digital Realty Trust, Inc. and the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain executive officers of DuPont Fabros Technology, Inc. in connection with the business combination and the transactions contemplated by the merger agreement.

			☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

∎	1 U P X	+

02NX4B

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — DuPont Fabros Technology, Inc.	+

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 13, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given herein. If no instructions are given, this proxy will be voted “FOR” Proposals 1, 2 and 3, and with respect to any other matters that properly come before the meeting, the proxies named in this proxy will vote in his discretion.

The undersigned hereby appoints Christopher P. Eldredge and Jeffrey H. Foster as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of DuPont Fabros Technology, Inc. held of record by the undersigned on August 14, 2017, at the Special Meeting of Stockholders to be held at the Market Square North, 401 9th Street NW, 10th Floor, Washington, DC 20004, on September 13, 2017, or any adjournments or postponements thereof.

Please sign, date and return promptly in the enclosed envelope.

CONTINUED ON REVERSE SIDE

C	Non-Voting Items

Change of Address — Please print new address below.

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.	+